UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 16, 2006

IDEARC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, DFW Airport, Texas 75261

(Address of principal executive offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On November 17, 2006, Verizon Communications Inc. (“Verizon”) spun off the companies that comprised its domestic print and Internet yellow pages directories publishing operations (the “Distribution”). In connection with the Distribution, Verizon transferred to Idearc Inc. (the “Company”) all of its ownership interest in Idearc Information Services LLC (formerly Verizon Information Services) and other assets, liabilities, businesses and employees primarily related to Verizon’s domestic print and Internet yellow pages directories publishing operations (the “Contribution”). The Distribution was completed by making a pro rata distribution to Verizon’s stockholders of all of the outstanding shares of common stock of the Company.

In connection with the Distribution, the Company entered into agreements with Verizon to effect the Contribution and the Distribution, and to define responsibility for obligations arising before and after the date of the Distribution, including, among others, obligations relating to employees, transition services, branding, intellectual property, and taxes.

Transition Services Agreement

On November 17, 2006, Idearc Media Corp. (“Idearc Media”) entered into a Transition Services Agreement (the “Transition Services Agreement”) with Verizon Information Technologies LLC (“Verizon IT”), pursuant to which Verizon IT and its affiliates will provide specified services to Idearc Media and its affiliates on an interim basis. Among the principal services provided by Verizon IT are information technology application and support services, as well as data center services. The Transition Services Agreement generally provides that the services will be provided from six to eighteen months following the spin-off, unless a particular service is terminated pursuant to the agreement. Idearc Media will generally be able to terminate a particular service on 30 days’ advance notice, subject to extension by Verizon IT of up to an additional 30 days.

Idearc Media will pay to Verizon IT approximately $30 million in fees (exclusive of reimbursements of third party costs) for services provided pursuant to the Transition Services Agreement, assuming each service runs for the full period as contemplated by the Transition Services Agreement.

Publishing Agreement

On November 17, 2006, Idearc Media entered into a Publishing Agreement (the “Publishing Agreement”) with Verizon and Verizon Services Corp. (“Verizon Services”), pursuant to which Verizon and Verizon Services named Idearc Media their exclusive official print directory publisher of print listings and classified advertisements for wireline telephone customers in the geographic areas in which Verizon is currently the incumbent local exchange carrier. Under the Publishing Agreement, Idearc Media agreed to fulfill Verizon’s legal and contractual obligations to publish and distribute white pages and yellow pages directories, and to include listing information, in each of Verizon’s service areas, generally at no cost to Verizon or its customers. At Verizon’s option, Idearc Media will be obligated to fulfill Verizon’s publishing obligations in any new areas in which Verizon becomes the incumbent local exchange carrier in the future, unless Idearc Media determines in good faith that the costs associated with fulfilling those obligations would outweigh the benefits of obtaining the rights provided in the Branding Agreement (discussed under “Branding Agreement” below) for these areas.

Non-Competition Agreement

On November 17, 2006, Idearc Media entered into a Non-Competition Agreement (the “Non-Competition Agreement”) with Verizon, pursuant to which Verizon generally agreed not to, and to cause its affiliates not to, publish, market, sell or distribute tangible or digital media directory products in Verizon’s service areas or any of Idearc Media’s independent markets.

The Non-Competition Agreement restricts Verizon from competing with Idearc Media in the Internet yellow pages business for a period ending one year after the effective date of the agreement, but does not prohibit Verizon from competing with Idearc Media in the electronic delivery products business, including by competing with SuperPages.com (although Verizon is prohibited from using the SuperPages and Directories Corp. brands).

With respect to the Verizon service areas, the Non-Competition Agreement will remain in effect for 30 years from the date of the spin-off. With respect to each of Idearc Media’s current and certain prospective independent markets, the Non-Competition Agreement will remain in effect until the fifth anniversary of the date of the spin-off, except that it may be terminated earlier with respect to any independent market if Verizon becomes a local exchange carrier in the independent market subject to legal and contractual obligations to publish and distribute directories.

Branding Agreement

On November 17, 2006, Idearc Media entered into a Branding Agreement (the “Branding Agreement”) with Verizon Licensing Company (“Verizon Licensing”), pursuant to which Verizon Licensing granted Idearc Media a limited right to (1) for a limited time and on a non-exclusive basis, phase out Idearc Media’s use of certain Verizon marks in connection with the operation of Idearc Media’s business, (2) for the term of the Branding Agreement and on an exclusive basis, use certain Verizon marks in connection with publishing print directories in Verizon’s current wireline local exchange service areas and identify itself as Verizon’s official print directory publisher, (3) for the term of the branding agreement and on a non-exclusive basis, use certain Verizon marks in connection with publishing print directories in Idearc Media’s current independent markets, (4) for a period of time and on a non-exclusive basis, use certain Verizon marks in connection with publishing directories in certain geographic areas outside Verizon’s service areas and (5) for the term of the Branding Agreement and on a non-exclusive basis, use certain Verizon brands in connection with Idearc Media’s wireless yellow pages directories business.

Under the Branding Agreement, Idearc Media may grant sublicenses with respect to specified licenses to its subsidiaries, resellers, agents, distributors and dealers in connection with conduct in specified geographic areas. Idearc Media may not, however, grant any sublicense without Verizon Licensing’s prior written approval, and sublicensees must agree in writing to compliance with the terms of the Branding Agreement.

Under the Branding Agreement, Idearc Media is prohibited from including on prominent portions of its directory products, including the front or back cover or spines of its print directory products any advertising for, or any name or brand identified with, any provider of telecommunications services or video services other than Verizon, except as required by applicable laws and regulations.

Idearc Media may terminate the Branding Agreement at any time. Verizon Licensing may terminate the Branding Agreement with respect to any of Verizon’s service areas if Idearc Media fails to correct a deficiency in its use of any of the Verizon marks after Verizon Licensing has given notice of the deficiency. If Idearc Media or any of its subsidiaries directly or indirectly engages in the provision of telecommunication services or video services in any of Verizon’s service areas, Verizon Licensing may terminate the Branding Agreement with respect to the affected service area. If, however, an owner or an affiliate of Idearc Media is a provider of telecommunication services outside of Verizon’s service areas, Verizon Licensing may not terminate the Branding Agreement, so long as Idearc Media’s owner or affiliate does not provide telecommunication services in connection with Idearc Media’s directory products in any of Verizon’s service areas. If Verizon Licensing has terminated the Branding Agreement with respect to 20% or more of its subscribers in the service areas, it may then terminate the Branding Agreement in its entirety.

Unless otherwise terminated, the Branding Agreement will terminate upon the termination of the Publishing Agreement. If the Publishing Agreement is terminated with respect to some but not all of Verizon’s service areas, the Branding Agreement will automatically terminate with respect to these service areas. If Verizon disposes of any of its access lines, or if Verizon ceases operations as a local exchange carrier in a service area, the Branding Agreement will terminate with respect to the applicable Verizon service area or portion thereof.

Listings License Agreement

On November 17, 2006, Idearc Media entered into a Listings License Agreement (the “Listings License Agreement”) with specified Verizon telephone operating companies (the “Verizon Telephone Companies”), pursuant to which the Verizon Telephone Companies granted Idearc Media a non-exclusive, non-transferable restricted license of subscriber listing information at prices set forth in the agreement. The Listings License Agreement is consistent with regulations promulgated by the Federal Communications Commission, which require that telephone companies license their subscriber listing information to publishers of directories. Pursuant to the Listings License Agreement, Idearc Media is entitled to use the listing information (other than information regarding non-listed subscribers) for publishing directories in any format, and for soliciting advertising and listings for these directories. Idearc Media is entitled to use the listing information (including the non-listed subscriber information) for purposes of distributing directories in any format.

The Listings License Agreement has an initial term of one year, subject to automatic renewal for additional one year terms until either the Verizon Telephone Companies or Idearc Media terminate the agreement. Idearc Media will pay the Verizon Telephone Companies approximately $2.5 million per year for services rendered pursuant to the Listings License Agreement.

Billing Services Agreement

On November 17, 2006, Idearc Media entered into a Billing Services Agreement (the “Billing Services Agreement”) with Verizon Services, pursuant to which Verizon Services will continue to bill and collect from customers that are not migrated to Idearc Media’s billing system. These remaining customers, who are also Verizon local telephone customers, consist primarily of smaller customers serviced by the Company’s telephone call center. Idearc Media will pay Verizon Services approximately $1.3 million for services rendered pursuant to the Billing Services Agreement.

Intellectual Property Agreement

On November 17, 2006, Idearc Media entered into an Intellectual Property Agreement (the “Intellectual Property Agreement”) with Verizon Services, pursuant to which Idearc Media has the right to use specified intellectual property owned or licensed by Verizon Services in the operation of its print and online directory business. The Intellectual Property Agreement governs Idearc Media’s relationship with Verizon with respect to patents, software, copyrights, know how and other proprietary information.

Under the Intellectual Property Agreement, Idearc Media granted to Verizon Services a royalty-free, fully paid-up, irrevocable, nonexclusive license under certain of its statutory intellectual property to make, use or sell products and services. Idearc Media also irrevocably assigned to Verizon Services all right, title and interest in and to its customer listing data. Verizon Services granted to Idearc Media a personal, royalty-free, fully paid-up, irrevocable, nonexclusive and nontransferable license to use, in the United States, intellectual property owned by Verizon Services, to the extent used in Idearc Media’s business as of the date of the Distribution. Idearc Media has the right to copy, reproduce and improve this intellectual property. In addition, Verizon Services irrevocably assigned to Idearc Media all right, title and interest of Verizon Services in and to specified statutory intellectual property.

Under the Intellectual Property Agreement, Verizon Services also agreed not to grant any licenses to use specified intellectual property to any person who competes directly with Verizon or Idearc Media. The Intellectual Property Agreement is terminable by Verizon Services only in the event of Idearc Media’s bankruptcy, or in an event of default by Idearc Media.

Employee Matters Agreement

On November 17, 2006, the Company entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with Verizon which addresses the treatment of employees and former employees with respect to their participation in employee benefit plans as well as certain human resources matters relating to policies, programs, labor contracts and employee status. The Employee Matters Agreement also addresses the distribution of liabilities relating to employees and former employees under the employee benefit plans.

Under the Employee Matters Agreement, the Company’s workforce will generally participate in employee benefit plans sponsored by the Company, which will provide comparable benefits to those benefits provided to these employees before the Distribution. The Employee Matters Agreement also contains additional information relating to service recognition under the Company’s plans; recognition of co-pays, deductibles, and out of pocket maximums and the like under the Company’s welfare benefit plans; and the transfer of assets and liabilities from Verizon plans to Company plans.

Tax Sharing Agreement

On November 17, 2006, the Company entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Verizon. The Tax Sharing Agreement governs Verizon’s and the Company’s respective rights, responsibilities, and obligations with respect to tax liabilities and benefits for the periods prior to and subsequent to the spin-off, along with the preparation and filing of tax returns, the control of audits and other tax matters. The Tax Sharing Agreement requires the Company to indemnify Verizon and its affiliates against all tax-related liabilities caused by the spin-off failing to qualify for tax-free treatment for United States Federal income tax purposes, to the extent these liabilities arise as a result of any action taken by the Company or any of its affiliates following the spin-off or otherwise result from any breach of any representation, covenant or obligation of the Company or any of its affiliates under the Tax Sharing Agreement or any other agreement entered into in connection with the spin-off.

Though valid as between Verizon and the Company, the Tax Sharing Agreement is not binding on the IRS and does not affect the several liability of Verizon and the Company for all United States Federal income taxes of the consolidated group relating to periods prior to the spin-off.

Long-Term Incentive Plan

On November 16, 2006, the Human Resources Committee of the Company’s board of directors and Verizon, acting as the Company’s sole stockholder, approved the Company’s Long-Term Incentive Plan (the “LTIP”). The LTIP, which is similar to Verizon’s existing long-term incentive plan, is designed to (1) optimize the Company’s profitability and growth through long-term incentives that are consistent with the Company’s goals, and that link the interests of participants to those of the Company’s stockholders, (2) provide participants with an incentive for excellence in individual performance, (3) provide flexibility to help the Company motivate, attract, and retain the services of participants who make significant contributions to its success, and (4) allow participants to share in the Company’s success. All of the Company’s and its subsidiaries’ employees and non-employee directors are eligible to participate in the LTIP, which is administered by the Company’s Human Resources Committee.

Under the LTIP, the Human Resources Committee may grant various types of awards to employees, including:

•	Performance shares and performance units, which are linked to the Company’s performance over a performance cycle. These awards will be paid to the extent the Company obtains corresponding performance goals, and are payable in cash, common stock, or a combination of cash and common stock.

•	Restricted stock and restricted stock units, which are grants of the Company’s common stock subject to risk of forfeiture or other restrictions that lapse when certain performance objectives are achieved. The value of a restricted stock award is equal to the fair market value of one share of Company common stock on the date of the grant. Such awards are payable in cash, common stock, or a combination of cash and common stock.

•

Stock options, which represent the right to purchase a specified number of shares of the Company’s common stock at a fixed grant price not less than the fair market value of Company shares on the date of the grant. The LTIP does not permit re-pricing of previously-granted stock options, and the maximum term of a stock option is 10 years from the date of the grant. The purchase price of an option may be payable in cash, common stock, or a combination of cash and common stock.

•	Other awards, which may include stock appreciation rights, or other share equivalents denominated or payable in performance-based cash incentives.

•	The Nomination and Corporate Governance Committee of the Company’s board of directors has the authority to grant awards and make other determinations under the LTIP with respect to the Company’s non-employee directors.

The Company is authorized to issue up to 2,500,000 shares of common stock, adjusted for certain capital changes, under the LTIP. Specified transactions, such as a payout in cash of an award originally awarded in shares, cancellation or forfeiture of shares subject to an award, or payment of an option price or tax withholding obligation with previously acquired shares, will restore the number of shares available under the LTIP. During the term of the LTIP, no more than 200,000 shares may be covered by awards made to any one participant in any calendar year, and no more than $5,000,000 may be earned by a participant under a performance based cash incentive award.

To protect rights of the participants, the LTIP provides that, in the event of a change in control of the Company, all stock options and stock appreciation rights awarded under the LTIP will become immediately exercisable, and any restriction periods on awards will lapse, with all awards payable in full.

Other

Copies of the Transition Services Agreement, the Publishing Agreement, the Non-Competition Agreement, the Branding Agreement, the Listings License Agreement, the Billing Services Agreement, the Intellectual Property Agreement, the Employee Matters Agreement, the Tax Sharing Agreement, and the LTIP are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, and 10.10 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 17, 2006, Verizon spun off the companies that comprised its domestic print and Internet yellow pages directories publishing operations. In connection with the Distribution, Verizon transferred to the Company all of its ownership interest in Idearc Information Services LLC and other assets, liabilities, businesses and employees primarily related to Verizon’s domestic print and Internet yellow pages directories publishing operations. The Distribution was completed by making a pro rata distribution to Verizon’s stockholders of all of the outstanding shares of common stock of the Company.

The information included in Item 1.01 and Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

A pro forma balance sheet and statement of operations giving effect to the Contribution and the Distribution will be filed as an amendment to this Current Report on Form 8-K within 71 days of the filing hereof as permitted by Item 9.01(a)(4) of Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Revolving and Term Loan Facilities

On November 17, 2006, the Company entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities Inc. and Bear Stearns & Co., Inc., as joint lead arrangers and joint bookrunners, Bear Stearns Corporate Lending Inc. as syndication agent, and Banc of America, N.A., Barclays Bank PLC and Citigroup USA, Inc., as co-documentation agents, pursuant to which the Company may borrow up to $6,515 million.

The Credit Agreement consists of:

•	a 5-year revolving credit facility in an aggregate principal amount outstanding at any time not to exceed $250,000,000, which includes the making of revolving loans, the issuance of letters of credit not to exceed an aggregate amount at any time of $50 million, and the making of swingline loans not to exceed an aggregate principal amount at any time of $25 million;

•	a $1,515,000,000 tranche A 7-year term loan facility; and

•	a $4,750,000,000 tranche B 8-year term loan facility.

Proceeds from disbursements under the 5-year revolving credit facility will be used for general corporate purposes of the Company. Proceeds from disbursements under the term loan facilities will be used to pay a special cash distribution to Verizon in partial consideration for Verizon’s contribution of assets to the Company in connection with the Distribution.

The following are other terms and provisions of the Credit Agreement:

•	borrowings under the 5-year revolving credit facility and the tranche A and tranche B credit facilities bear interest at a per annum rate equal to, at the Company’s option, either (a) the prime rate plus an Applicable Margin, or (b) adjusted LIBOR plus an Applicable Margin;

•	swingline loans bear interest at the prime rate plus an Applicable Margin;

•	the Applicable Margin for tranche B loans is 1.00% for loans with interest rates determined by reference to the prime rate and 2.00% for loans with interest rates determined by reference to adjusted LIBOR;

•	the Applicable Margin for revolving and tranche A loans ranges from 0.25% to 0.50% for loans with interest rates determined by reference to the prime rate and 1.25% to 1.50% for loans with interest rates determined by reference to adjusted LIBOR, depending on the Company’s leverage ratio;

•	past-due amounts will bear interest at a rate equal to 2.00% per annum above the applicable interest rate;

•	the Company will pay a commitment fee ranging from 0.25% to 0.375%, determined based on the Company’s consolidated leverage ratio;

•	the Company has the right to prepay any loan under the Credit Agreement in whole or in part, without premium or penalty;

•	the Company must prepay outstanding tranche A loans and offer to prepay outstanding tranche B loans with 100% of the net proceeds received by the Company or any of its restricted subsidiaries from the disposition of certain assets (unless such proceeds are re-invested in replacement assets within a specified period), and casualty insurance condemnation awards, and the Company must prepay outstanding tranche A loans and offer to prepay outstanding tranche B loans upon the issuance by the Company or any of its restricted subsidiaries of certain permitted, unsecured indebtedness which is not used to fund a permitted acquisition within a specified period, with the amount to be prepaid depending on the Company’s consolidated leverage ratio;

•	at the end of each fiscal quarter during a dividend suspension period, the Company must prepay outstanding tranche A loans and offer to prepay outstanding tranche B loans in an aggregate amount equal to 50% of the amount of any increase in the Company’s and its restricted subsidiaries’ available cash during such fiscal quarter;

•	loans under the Credit Agreement and other obligations under the Credit Agreement and related loan documents (the “Obligations”) are secured by a lien on substantially all of the Company’s and its domestic subsidiaries’ tangible and intangible assets, including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property;

•	the Credit Agreement requires the Company to meet minimum financial requirements, including that the Company maintain a consolidated leverage ratio not to exceed 7.25 to 1.00 as of the last day of each fiscal quarter, and includes covenants that restrict the Company’s and its restricted subsidiaries’ ability to incur additional debt, pay dividends and other distributions, create liens, merge, liquidate or consolidate, make investments and acquisitions, sell assets, enter into sale and leaseback transactions and swap transactions, and enter into agreements with affiliates; and

•	the Credit Agreement contains customary events of default, including without limitation, defaults on payments of the Obligations, defaults on payments of other material indebtedness, breaches of representations and warranties in material respects, covenant defaults, certain events of bankruptcy and insolvency, rendering of material judgments, the occurrence of certain ERISA defaults, failure of any guarantee of the Obligations to be in full force, invalidity of the liens securing the Obligations, change in control of the Company or material breach of certain agreements with Verizon which has a material adverse effect.

All of the Company’s present and future domestic subsidiaries (other than certain insignificant subsidiaries) are guarantors under the Credit Agreement unless such subsidiaries are designated as “unrestricted” subsidiaries under the Credit Agreement.

8% Senior Notes Due 2016

On November 17, 2006, the Company issued senior notes (the “Notes”) to Verizon in an aggregate principal amount of $2,850 million. The Notes were issued to Verizon pursuant to a Purchase Agreement dated November 1, 2006 (the “Purchase Agreement”), by the Company and the subsidiary guarantors named therein with J.P. Morgan Ventures Corporation and Bear, Stearns & Co. Inc., together as selling noteholders, and J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., together as representatives of the initial purchasers named therein.

The Notes bear interest at a rate of 8% per annum, subject to periodic increase (up to a 1% increase) if the Notes are not registered within specified periods. The Notes will bear interest at a default rate if any amount under the Notes is not paid when due. Interest payments are due semi-annually each November 15 and May 15, with the first interest payment due on May 15, 2007. The maturity date of the Notes is November 15, 2016.

The Notes represent general unsecured obligations of the Company, and rank equally in right of payment with all the Company’s existing and future unsecured debt.

All domestic subsidiaries of the Company which are guarantors of the Obligations or which hold certain types of indebtedness are guarantors of the Notes.

The Notes include restrictive covenants that limit the Company’s and its restricted subsidiaries’ ability to incur additional debt, create liens, pay dividends and make other distributions, sell assets, enter into transactions with affiliates, and merge, consolidate or liquidate.

The Company may redeem the Notes under some circumstances, beginning November 15, 2011, with any redemption occurring on or before November 15, 2004 to be at a premium which varies in amount depending on when the Notes are redeemed. Noteholders are entitled to demand prepayment of the Notes in the event of a change in control of the Company, which prepayment will be at a premium. The Company will be required, in certain circumstances, to repurchase Notes using the proceeds received upon asset dispositions that are not used to fund permitted acquisitions within a specified period.

The Notes are subject to a Registration Rights Agreement (the “Registration Rights Agreement”) dated November 17, 2006, among the Company, certain guarantors, J.P. Morgan Securities Inc., and Bear, Stearns & Co. Inc. The Notes will initially be unregistered under the Securities Act of 1933, but the Company may exchange the Notes for registered notes in the near future.

The Notes were issued pursuant to an Indenture (the “Indenture”) dated November 17, 2006, between the Company and U.S. Bank National Association.

The Indenture contains events of default, including without limitation, default in the payment of interest or principal on the Notes, failure by the Company or any restricted subsidiary to comply with its obligations under the Indenture, default by the Company or any significant subsidiary in the payment of material indebtedness, the bankruptcy or insolvency of the Company or any significant subsidiary, the rendering of material judgments against the Company or a significant subsidiary or the failure of any guarantee of the Notes to be in full force and effect.

The above summaries of the Credit Agreement, the Indenture, and the Registration Rights Agreement are each qualified in their entirety by reference the text of each such agreement, copies of which are attached as Exhibits 10.11, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. All such exhibits are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Directors and Executive Officers

Effective as of November 16, 2006, John W. Diercksen, the Company’s sole director at such time, fixed the number of directors of the Company at six, and elected the five persons identified below to the Company’s board of directors, each such director to serve until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification, or removal. Mr. Diercksen then submitted notice of his resignation as a director of the Company, which was accepted by the board of directors, upon which the number of directors of the Company was set at five. The board of directors then appointed the officers identified below effective as of the time of the Distribution, each to serve in such respective office until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification, or removal.

The following table sets forth the individuals who are serving as the Company’s board of directors and officers as of the effective time of the Distribution:

Name	Age	Office
Katherine J. Harless	55	President, Chief Executive Officer and Director

Andrew Coticchio	50	Executive Vice President, Chief Financial Officer and Treasurer

William G. Mundy	56	Executive Vice President, General Counsel and Secretary

Frank P. Gatto	52	President – Northeast

W. Scott Hanle	58	President – West

Sandra Lee Hejum	46	President – Southeast and Central

Scott B. Laver	51	President – Mid-Atlantic

Eric Chandler	40	President – Internet

Michael D. Pawlowski	45	Senior Vice President and Chief Marketing Officer

John J. Mueller	50	Director

Donald B. Reed	62	Director

Stephen L. Robertson	55	Director

Thomas S. Rogers	52	Director

Katherine J. Harless has been the President of the Company since June 2006, and serves as its President, Chief Executive Officer and as a director. Ms. Harless has served as President and Chief Executive Officer of Idearc Information Services since 2000. Prior to holding that position, Ms. Harless served as President of GTE Airfone. She also serves on the board of directors of the Yellow Pages Association and the Toro Company, as well as on the advisory board of the University of Texas McCombs School of Business.

Andrew Coticchio has been the Company’s Executive Vice President, Chief Financial Officer and Treasurer since October 13, 2006. He has served as Vice President—Finance and Chief Financial Officer of Idearc Information Services since March 2003. Mr. Coticchio served as President and Chief Executive Officer of Verizon Capital Group from July 2000 to March 2003.

Frank P. Gatto is the Company’s President of the Northeast region. He has served in this role at Idearc Information Services since June 2005. Mr. Gatto served as Senior Vice President—Operations of Idearc Information Services from September 2001 to June 2005 and as Vice President—Finance and Chief Financial Officer of the Puerto Rico Telephone Company from September 1999 to September 2001.

W. Scott Hanle is the Company’s President of the West region. He has served in this role at Idearc Information Services since 2003. Mr. Hanle served as Group President—International of Idearc Information Services from 2000 to 2003. Prior to holding that position, he served as Vice President— Finance of GTE Information Services from February 1992 to 2000.

Sandra Lee Henjum is the Company’s President of the Southeast and Central regions. She has served in this role at Idearc Information Services since September 2003. Ms. Henjum served as Group Vice President—Human Resources of Idearc Information Services from July 2000 to September 2003.

Scott B. Laver is the Company’s President of the Mid-Atlantic region. He has served in this role at Idearc Information Services since September 2005. Mr. Laver served as President—Internet of Idearc Information Services from 2004 to 2005 and as President—SuperPages Canada and the Northwest from June 2001 to December 2003.

Eric D. Chandler is the Company’s President of the Internet division. Mr. Chandler is responsible for the Company’s advanced Internet/Web products and pay for performance advertising solutions. Mr. Chandler served as executive director of e-commerce marketing for Idearc Information Services, where he managed SuperPages.com products and the user experience. Prior to that, he served as director—innovation and development, overseeing all new product improvements associated with Idearc Information Services’ Internet and wireless applications.

William G. Mundy is the Company’s Executive Vice President, General Counsel and Secretary. He has served as Vice President and General Counsel of Idearc Information Services since 2000. He served as Vice President and General Counsel of GTE Network Services from September 1997 to 2000.

Michael D. Pawlowski is the Company’s Senior Vice President and Marketing Officer. He has served in this role at Idearc Information Services since March 2005. Mr. Pawlowski served as Vice President—Marketing and Customer Relations of Verizon International Operations from 2000 to March 2005.

John J. Mueller is a director of the Company. Mr. Mueller currently is a business consultant. Previously, Mr. Mueller served as Chief Executive Officer and President of Valor Telecommunications LLC, or Valor, from 2004 to 2006. Mr. Mueller also served as Chief Executive Officer and President and as a member of the board of directors of Valor Communications Group, Inc., Valor’s parent company, from 2005 to 2006. Mr. Mueller was appointed to Valor Communications Group, Inc.’s board of directors following the consummation of its initial public offering. Prior to becoming Valor’s Chief Executive Officer and President, Mr. Mueller held the positions of Valor’s President and Chief Operating Officer. Mr. Mueller joined Valor in April 2002 as Executive Vice President and Chief Operating Officer. In July 2006, Alltel Corporation spun-off its wireline telecommunications business and it merged with Valor Communications Group, Inc., a local provider of telecommunications services, to form Windstream Corporation. Prior to joining Valor, Mr. Mueller spent 23 years at Cincinnati Bell Inc. serving in various positions including: President, Cincinnati Bell Telephone Company; General Manager—Consumer Markets, and President and Chief Executive Officer of CBD, Cincinnati Bell’s directory subsidiary. In 2006 Mr. Mueller successfully completed an exam to be certified as having core competencies as a board member following completion of an executive education program sponsored by the UCLA Anderson School of Management.

Donald B. Reed is a director of the Company. Mr. Reed currently serves on the board of directors of CSG Systems International Inc.; Intervoice, Inc.; and St. Lawrence Cement Group, Inc. From May 2000 to January 2003, Mr. Reed served as the Chief Executive Officer of Cable and Wireless Global, or C&W, a unit of Cable & Wireless plc (UK). C&W provided Internet protocol and data services to business customers in the United States, Europe and Japan. Mr. Reed served in various other executive positions at C&W from June 1998 to May 2000. Mr. Reed also served for 30 years in various executive positions at New England Telephone, NYNEX Corporation and Bell Atlantic Corporation, including as: NYNEX’s Vice President of Government Affairs in Washington, D.C.; Vice President of NYNEX Human Resources; President of NYNEX Information Resources, the directory operations of NYNEX; and President and Group Executive of NYNEX Corporation.

Stephen L. Robertson is a director of the Company. Mr. Robertson is currently a business consultant. Previously, Mr. Robertson served as President of Convergys International, a unit of Convergys Corporation, from 2002 to 2005. Convergys Corporation, or Convergys, is a global outsourcing solutions company. Mr. Robertson also served as Convergys’ Executive Vice President of North American Operations from 2000 to 2002 and as Convergys’ President of Telecom Solutions from 1996 to 2000. Prior to joining Convergys, Mr. Robertson served 22 years in the telecommunications industry with Cincinnati Bell Corporation and Southwestern Bell Corporation. Mr. Robertson also served on the respective senior executive committees of Convergys and Cincinnati Bell Corporation.

Thomas S. Rogers is a director of the Company. Mr. Rogers currently serves as President and Chief Executive Officer of TiVo Inc., a position he has held since July 2005. He also currently serves on the board of directors of TiVo Inc., a provider of television-based interactive and entertainment services. Mr. Rogers previously served as Chairman of the Board of Teleglobe International Holdings, Ltd., a provider of international voice, data, internet, and mobile roaming services, from November 2004 to February 2006. Mr. Rogers also served as Chairman of TRget Media LLC, a media industry investment and operations advisory firm, from July 2003 to July 2005. Mr. Rogers served as the Senior Operating Executive for media and entertainment for Cerberus Capital Management, a large private equity firm, from 2004 to July 2005. Prior to holding that position, Mr. Rogers served as Chairman and Chief Executive Officer of Primedia, Inc., a print, video, and online media company, from October 1999 to April 2003. From January 1987 until October 1999, Mr. Rogers held positions with National Broadcast Company, Inc., or NBC, including President of NBC Cable and Executive Vice President.

On November 16, 2006, the Company’s board of directors appointed Mr. Mueller as chairman of the board of directors until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification, or removal.

There is no arrangement or understanding between any of the Company’s officers or directors and any other person to which any of the Company’s officers or directors has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company’s board of directors also identified the following persons as “officers” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, and as “executive officers” (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934) of the Company for purposes of including applicable information in the Company’s proxy statement and Form 10-K:

Name	Office

Katherine J. Harless	President, Chief Executive Officer

Andrew Coticchio	Executive Vice President, Chief Financial Officer and Treasurer

William G. Mundy	Executive Vice President, General Counsel and Secretary

Michael D. Pawlowski	Senior Vice President and Chief Marketing Officer

Frank P. Gatto	President – Northeast

W. Scott Hanle	President – West

Sandra Lee Hejum	President – Southeast and Central

Scott B. Laver	President – Mid-Atlantic

Eric Chandler	President – Internet

Committees of the Board of Directors

On November 16, 2006, the Company’s board of directors created standing committees of the board of directors, which consist of an Audit Committee, a Human Resources Committee, and a Nominating and Corporate Governance Committee, each of which is described below.

Audit Committee

On November 16, 2006, the Company’s board of directors created an Audit Committee, and appointed Mr. Rogers, Mr. Mueller, and Mr. Robertson as members of the Audit Committee. The board of directors determined that each member of the Audit Committee meets the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934. The board of directors also determined that each member of the Audit Committee is financially literate, or received reasonable assurances that each member will become financially literate within a reasonable period of time.

Human Resources Committee

On November 16, 2006, the Company’s board of directors created a Human Resources Committee, and appointed Mr. Reed and Mr. Robertson as members of the Human Resources Committee. Mr. Reed will serve as the initial chairperson of the Human Resources Committee. The board of directors determined that each member of the Human Resources Committee meets the independence requirements of the New York Stock Exchange.

Nominating and Corporate Governance Committee

On November 16, 2006, the Company’s board of directors created a Nominating and Corporate Governance Committee, and appointed Mr. Mueller and Mr. Rogers as members of the Nominating and Corporate Governance Committee. Mr. Mueller will serve as the initial chairperson of the Nominating Corporate Governance Committee. The board of directors determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements of the New York Stock Exchange.

Compensation of Directors

The Company expects to establish a director compensation program comparable to that of companies of similar size and complexity. The specific provisions of such a director compensation program have not yet been determined. A committee of the board of directors will recommend director compensation levels to the full board of directors, which will set the compensation based on those recommendations. The Company also expects that its directors will participate in the Company’s LTIP.

Historical Compensation of Executive Officers

The following table contains compensation information for the Company’s Chief Executive Officer and four other executive officers of the Company who, based on employment with Verizon and its subsidiaries, were the most highly compensated for the year ended December 31, 2005. These persons are collectively referred to as “Named Officers” All of the information included in this table reflects compensation earned by the individuals for services with Verizon and its subsidiaries. All references in the following tables to stock options, performance stock units, or “PSU’s,” and restricted stock units, or “RSU’s,” relate to awards of stock options, PSU’s and RSU’s granted by Verizon. These amounts or the type of equity-based grant to not necessarily reflect the compensation these persons will receive following the Distribution, which could be higher or lower, because historical compensation was determined by Verizon and future compensation levels will be determined based on the compensation policies, programs and procedures to be established by the Company’s Human Resources Committee.

Summary Compensation Table

		Annual Compensation		Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)		Securities Underlying Options	Long Term Payout	All Other Compensation ($)
Katherine J. Harless	2005	$483,000	$543,375	$2,415,299	(1)	0	$0	$274,391	(2)
President and Chief Executive Officer
Andrew Coticchio	2005	$308,500	$259,109	$694,155	(1)	0	$0	$112,799	(2)
Chief Financial Officer
Frank P. Gatto	2005	$272,800	$200,508	$614,102	(1)	0	$0	$106,341	(2)
Area President—Northeast
Michael D. Pawlowski	2005	$284,885	$178,092	$505,561	(1)	0	$0	$76,098	(2)
Vice President—Marketing and Strategic Planning
W. Scott Hanle	2005	$269,700	$186,093	$607,250	(1)	0	$0	$139,864	(2)
Area President—West

(1)	The data reflects the dollar value of the PSU’s and RSU’s based on the average price of Verizon’s common stock on the grant date, February 2, 2005. Actual payment of the PSU’s is determined based on Verizon’s total stockholder return, or TSR, relative to the TSR of the companies that make up the Standard & Poor’s 500 and to the TSR of certain companies in Verizon’s telecommunication, broadband, wireless and cable industry peer group. On each dividend payment date, RSU’s are credited to the participant’s account. The number of RSU’s is determined by dividing the dividend that would have been paid on the shares represented by the stock units in the participant’s account by the average price of Verizon’s common stock on the New York Stock Exchange Composite Transaction Tape on the dividend payment date. Based on the closing price of Verizon’s common stock on December 31, 2005, the aggregate unit amounts and dollar value held by the Named Officers as of December 31, 2005 was:

Name	Number of PSU’s	Number of RSU’s	Aggregate Dollar Value
Ms. Harless	41,662	27,772	$2,091,361
Mr. Coticchio	11,973	7,982	$601,055
Mr. Gatto	10,594	7,060	$531,739
Mr. Pawlowski	6,852	7,682	$437,755
Mr. Hanle	10,470	6,987	$525,806

Following the distribution, all PSU’s and RSU’s will remain related to the common stock of Verizon, but will be adjusted to reflect the distribution of Idearc common stock to Verizon’s stockholders.

(2)	The column “All Other Compensation” includes: Verizon contributions to a qualified saving plans, the nonqualified executive deferral plan, or the EDP, and the Verizon excess pension plan, or the VEPP, on behalf of the Named Officer. In addition, when Verizon terminated its split dollar life insurance program, to maintain commensurate life insurance benefits for senior managers, the executive life insurance program, or the VELIP, was restructured so that Verizon partially pays for life insurance coverage for each Named Officer in the form of a bonus. The 2005 Verizon contributions for these plans that were made to the Named Officers are as follows:

Total All Other Compensation

Name	EDP	VEPP	Savings Plan	VELIP
Ms. Harless	$180,483	$19,110	$10,500	$64,298
Mr. Coticchio	$76,261	$6,895	$10,500	$19,143
Mr. Gatto	$67,224	$4,396	$10,500	$24,221
Mr. Pawlowski	$61,390	$4,595	$10,113	$0
Mr. Hanle	$66,292	$4,179	$10,500	$58,893

Option Exercises and Fiscal Year-End Values

None of the Company’s Named Officers exercised any Verizon stock options in 2005. The following table summarizes the value at December 31, 2005 of options to purchase Verizon common stock then held by the Company’s Named Officers.

Aggregated Year-end Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised in-the-Money Options at December 31, 2005
	Exercisable (#)	Unexercisable (#)	Exercisable ($)(1)	Unexercisable ($)(1)
Ms. Harless	569,498	84,366	$0	$0
Mr. Coticchio	164,814	21,666	0	0
Mr. Gatto	110,654	19,533	0	0
Mr. Pawlowski	83,200	13,100	0	0
Mr. Hanle	149,730	19,300	0	0

(1)	The value of the unexercised, in-the-money options is determined by multiplying the number of shares underlying the option by the difference between the exercise price of the option and the fair market value of the Verizon common stock, at December 31, 2005, of $30.12. As of December 31, 2005, no options were in-the-money.

The Company also expects that its officers will participate in the Company’s LTIP.

CEO Employment Agreement

In 2002, Verizon entered into an employment agreement with Katherine J. Harless. In exchange for the benefits offered under that agreement, Ms. Harless has agreed not to engage in competitive activities or to interfere with Verizon’s business relations for a specified period of time following the termination of her employment. Pursuant to the terms of her agreement, Verizon assigned the agreement to the Company prior to the Distribution.

The current term of Ms. Harless’ agreement ends June 30, 2008. The Company expects to enter into a new employment agreement with Ms. Harless after the Distribution, geared specifically to her position as Chief Executive Officer. Ms. Harless’ existing agreement would be replaced by the new agreement. The discussion below relates to Ms. Harless’ current agreement.

Ms. Harless will receive the compensation and benefits outlined below for the term of her agreement. If Ms. Harless resigns or retires, she will be entitled only to the benefits that would be provided to a similarly situated senior executive upon termination. If her employment terminates following a change in control of Verizon, or due to a good reason, or as a result of death or disability, she will generally receive the same benefits as if she were involuntarily terminated without cause. However, if Ms. Harless’ termination is the result of a death or disability, her lump sum separation payment will be equal to her base salary plus 50% of her maximum short-term bonus opportunity. In addition, if Ms. Harless’ termination is the result of a disability, the lump sum payment will be offset by amounts payable under any Verizon-sponsored disability plan. If Ms. Harless’ employment is involuntarily terminated without cause, her outstanding stock options will vest and will be exercisable until the earlier of five years after the date of termination or the maximum term of each option. In addition, her PSU’s and RSU’s will vest and will become payable on the scheduled date, provided that, with respect to the PSU’s, Verizon attains the applicable performance goals. All separation payments provided to Ms. Harless under her employment agreement are in lieu of Verizon-sponsored severance.

Ms. Harless’ agreement provides for a two-year term that ends on June 30, 2008. Thereafter, the term of employment will automatically renew for successive two-year terms unless Verizon provides advance written notice of its intention not to renew the agreement. Any notice of non-renewal does not entitle Ms. Harless to any separation benefits under the agreement. Ms. Harless’ agreement provides for:

•	An annual base salary of not less than her annual base salary as of July 1, 2002;

•	An annual short-term bonus between 0 and 1.5 times her base salary; and

•	An annual long-term bonus opportunity of at least 4.25 times her base salary.

If Ms. Harless’ employment is involuntarily terminated without cause, she will receive a lump sum payment equal to two times (1) her base salary and (2) 50% of her maximum short-term bonus opportunity. Any separation payment made to Ms. Harless under the terms of her agreement will be offset by the then-current balance in her special retention account established at the closing of the merger in 2000 between Bell Atlantic Corporation and GTE Corporation.

The summary of Verizon’s employment agreement with Ms. Harless set forth in this Item 5.02 is qualified in its entirety by reference to the text of such agreement, a copy of which is filed hereto as Exhibit 10.12 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company also expects that Ms. Harless will participate in the Company’s LTIP.

Indemnification of Officers and Directors

The Company has entered, or will enter in the near future, into individual indemnification agreements with each member of the Company’s board of directors and each of its senior officers. The indemnification agreements are intended to assure that the Company’s directors and senior officers are indemnified to the maximum extent permitted under applicable law.

Each individual indemnification agreement is or will be in substantially the form attached as Exhibit 10.13 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company’s Amended and Restated Bylaws were approved and adopted by the Company’s board of directors on November 16, 2006, to be effective at the time of the Distribution.

A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 16, 2006, the Company’s board of directors adopted Corporate Governance Guidelines and a Code of Conduct that apply to all directors, officers, and employees of the Company. A copy of the Company’s Corporate Governance Guidelines and Code of Conduct are available on the Company’s web site, http://www.idearc.com/.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the completion of the Distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 8.01 Other Events

A copy of the Company’s Information Statement, dated November 1, 2006, is attached to this Current Report on Form 8-K as Exhibit 99.2. The information in this Item 8.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

A pro forma balance sheet and statement of operations giving effect to the Contribution and the Distribution will be filed as an amendment to this Current Report on Form 8-K within 71 days of the filing hereof as permitted by Item 9.01(a)(4) of Form 8-K.

(b) Pro forma financial information

A pro forma balance sheet and statement of operations giving effect to the Contribution and the Distribution will be filed as an amendment to this Current Report on Form 8-K within 71 days of the filing hereof as permitted by Item 9.01(a)(4) of Form 8-K.

(d) Exhibits

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of Idearc Inc.

Exhibit 4.1	Indenture, dated November 17, 2006, between Idearc Inc. and U.S. Bank National Association

Exhibit 4.2	Registration Rights Agreement, dated November 17, 2006, among Idearc Inc., specified guarantors, J.P. Morgan Securities Inc., and Bear, Stearns & Co. Inc.

Exhibit 10.1	Transition Services Agreement, dated November 17, 2006, between Verizon Information Technologies LLC and Idearc Media Corp.

Exhibit 10.2	Publishing Agreement, dated November 17, 2006, among Verizon Communications Inc., Verizon Services Corp. and Idearc Media Corp.

Exhibit 10.3	Non-Competition Agreement, dated November 17, 2006, between Verizon Communications Inc. and Idearc Media Corp.

Exhibit 10.4	Branding Agreement, dated November 17, 2006, between Verizon Licensing Company and Idearc Media Corp.

Exhibit 10.5	Listings License Agreement, dated November 17, 2006, between specified Verizon telephone operating companies and Idearc Media Corp.

Exhibit 10.6	Billing Services Agreement, dated November 17, 2006, between Verizon Services Corp. and Idearc Media Corp.

Exhibit 10.7†	Intellectual Property Agreement, dated November 17, 2006, between Verizon Services Corp. and Idearc Media Corp.

Exhibit 10.8	Employee Matters Agreement, dated November 17, 2006, between Verizon Communications Inc. and Idearc Inc.

Exhibit 10.9	Tax Sharing Agreement, dated November 17, 2006, between Verizon Communications Inc. and Idearc Inc.

Exhibit 10.10	Long-Term Incentive Plan

Exhibit 10.11	Credit Agreement, dated November 17, 2006, among Idearc Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Bear Stearns & Co., Inc., Bear Stearns Corporate Lending Inc., Banc of America, N.A., Barclays Bank PLC, and Citigroup USA, Inc.

Exhibit 10.12*	Employment Agreement, dated July 1, 2002, between Verizon Communications, Inc. and Katherine J. Harless (incorporated herein by reference to Exhibit 10.11 to Amendment No. 3 to the Idearc Inc. Form 10 (Commission File No. 1-32939) filed October 20, 2006)

Exhibit 10.13*	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.12 to Amendment No. 4 to the Idearc Inc. Form 10 (Commission File No. 1-32939) filed October 27, 2006)

Exhibit 99.1	Press Release dated November 20, 2006

Exhibit 99.2*	Information Statement of Idearc Inc., dated November 1, 2006 (incorporated herein by reference to Exhibit 99.1 to Amendment No. 6 to the Idearc Inc. Form 10 (Commission File No. 1-32939) filed November 1, 2006)

*	Previously filed.
†	To be filed by amendment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Idearc Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K. These risks include, but are not limited to, the following:

•	risks inherent in Idearc Inc.’s spin-off from its former parent corporation, Verizon Communications Inc., including increased costs and reduced profitability associated with operating as an independent company;

•	risks related to borrowings made in connection with the spin-off from Verizon Communications Inc.;

•	risks associated with Idearc Inc.’s dependence on key agreements entered into with Verizon Communications Inc. in connection with the spin-off;

•	increased demands on Idearc Inc.’s management teams as a result of operating as an independent company;

•	changes in Idearc Inc.’s competitive position due to competition from other yellow pages publishers and/or its ability to anticipate or respond to changes in technology and user preferences;

•	changes in the availability and cost of printing raw materials and third party printers and distributors;

•	changes in U.S. labor, business, political and/or economic conditions;

•	changes in governmental regulations and policies and actions of regulatory bodies;

•	changes in operating performance; and

•	access to capital markets and changes in credit ratings.

For further details and a discussion of these and other risks and uncertainties, please see Idearc Inc.’s other filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, Idearc Inc.’s information statement, filed as part of its registration statement on Form 10, and related amendments, filed with the Securities and Exchange Commission on July 7, 2006, and made effective as of November 1, 2006.

Other unknown or unpredictable factors could have material adverse effects on Idearc Inc.’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. Idearc Inc. cautions you not to place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements concerning Idearc Inc., or other matters and attributable to Idearc Inc. or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. Idearc Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By:	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: November 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of Idearc Inc.

Exhibit 4.1	Indenture, dated November 17, 2006, between Idearc Inc. and U.S. Bank National Association

Exhibit 4.2	Registration Rights Agreement, dated November 17, 2006, among Idearc Inc., specified guarantors, J.P. Morgan Securities Inc., and Bear, Stearns & Co. Inc.

Exhibit 10.1	Transition Services Agreement, dated November 17, 2006, between Verizon Information Technologies LLC and Idearc Media Corp.

Exhibit 10.2	Publishing Agreement, dated November 17, 2006, among Verizon Communications Inc., Verizon Services Corp. and Idearc Media Corp.

Exhibit 10.3	Non-Competition Agreement, dated November 17, 2006, between Verizon Communications Inc. and Idearc Media Corp.

Exhibit 10.4	Branding Agreement, dated November 17, 2006, between Verizon Licensing Company and Idearc Media Corp.

Exhibit 10.5	Listings License Agreement, dated November 17, 2006, between specified Verizon telephone operating companies and Idearc Media Corp.

Exhibit 10.6	Billing Services Agreement, dated November 17, 2006, between Verizon Services Corp. and Idearc Media Corp.

Exhibit 10.7†	Intellectual Property Agreement, dated November 17, 2006, between Verizon Services Corp. and Idearc Media Corp.

Exhibit 10.8	Employee Matters Agreement, dated November 17, 2006, between Verizon Communications Inc. and Idearc Inc.

Exhibit 10.9	Tax Sharing Agreement, dated November 17, 2006, between Verizon Communications Inc. and Idearc Inc.

Exhibit 10.10	Long-Term Incentive Plan

Exhibit 10.11	Credit Agreement, dated November 17, 2006, among Idearc Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Bear Stearns & Co., Inc., Bear Stearns Corporate Lending Inc., Banc of America, N.A., Barclays Bank PLC, and Citigroup USA, Inc.

Exhibit 10.12*	Employment Agreement, dated July 1, 2002, between Verizon Communications, Inc. and Katherine J. Harless (incorporated herein by reference to Exhibit 10.11 to Amendment No. 3 to the Idearc Inc. Form 10 (Commission File No. 1-32939) filed October 20, 2006)

Exhibit 10.13*	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.12 to Amendment No. 4 to the Idearc Inc. Form 10 (Commission File No. 1-32939) filed October 27, 2006)

Exhibit 99.1	Press Release dated November 20, 2006

Exhibit 99.2*	Information Statement of Idearc Inc., dated November 1, 2006 (incorporated herein by reference to Exhibit 99.1 to Amendment No. 6 to the Idearc Inc. Form 10 (Commission File No. 1-32939) filed November 1, 2006)

*	Previously filed.
†	To be filed by amendment.